Home - Treasury - Microsoft Internet Explorer

RFMD Treasury

Home | Knowledge Center | Corporate Engineering | CPIs | MMs | Operations | Quality | IT | HR, Treasury & Finance | Communications | MICC | IP

HR, Treasury & Finance

> Treasury

Under construction

View All Site Content

Documents

- Shared Documents
- Insider Trading
- New Hire Orientation
- Compliance
- ESPP
- Treasury Document library
- Stock Compensation
- Option Exchange Program

Lists

- Calendar
- Tasks

Discussions

- Team Discussion

Sites

- Tax Department
- Credit Department
- Treasury Department
- Import/Export Department
- Travel

People and Groups

Untitled



RFMD
TREASURY

Announcements

WELCOME 1/19/2009 1:30 PM
by Susan Legnetti
WELCOME TO THE TREASURY DEPARTMENT SITE

Site Administrator

Susan Legnetti
Admin Specialist

slegnetti@rfmd.com

Links

There are currently no favorite links to display.

Local intranet

start | Sent Items - Microsoft... | Microsoft Excel - FR... | EDGAR Filing Docume... | Home - Treasury - M... | 4 Microsoft Office ...

Option Exchange Program - Microsoft Internet Explorer

RFMD Treasury

HR, Treasury & Finance

Home | Knowledge Center | Corporate Engineering | CPS | MHS | Operations | Quality | IT | HR, Treasury & Finance | Communications | NRCC | IP

> Treasury > Option Exchange Program

Option Exchange Program

View All Site Content

Documents
- Shared Documents
- Insider Trading
- New Hire Orientation
- Compliance
- ESPP
- Treasury Document Library
- Stock Compensation
- Option Exchange Program

Lists
- Calendar
- Tasks

Discussions
- Team Discussion

Sites
- Tax Department
- Credit Department
- Treasury Department
- Import/Export Department
- Travel

People and Groups

Actions | View: All Documents

Type	Name	Modified	Modified By
	Employee memo from Bob Bruggeworth dated June 26, 2009 ! NEW	6/26/2009 12:04 PM	HELPDesk
	Frequently Asked Questions dated June 26, 2009 ! NEW	6/26/2009 12:04 PM	HELPDesk

Done | Local intranet